Exhibit 99.1

FINISH LINE RECEIVES LETTERS FROM UBS REGARDING GENESCO TRANSACTION

INDIANAPOLIS September 14, 2007 – The Finish Line, Inc. (NASDAQ:FINL) today said that the Company has received two letters from UBS Loan Finance LLC and UBS Securities LLC (collectively “UBS”), which have been provided to Genesco Inc. (NYSE: GCO). As previously announced, UBS provided The Finish Line with a commitment letter regarding financing for its proposed acquisition of Genesco.

In its September 11, 2007 letter, UBS states, among other things, “We hereby notify you that we reserve all rights with respect to our obligation to complete the financings as outlined under the commitment letter. While we will continue to pursue this matter in good faith, we are extremely concerned about the apparent deteriorating financial position of [Genesco]. We are continuing to actively monitor this situation, and look forward to your continued cooperation.”

In reviewing its concerns regarding Genesco’s financial performance, UBS states, among other things, in its September 13, 2007 letter that:

“[O]ur agreement to perform under the Commitment Letter may be terminated if a Material Adverse Effect has occurred with respect to Genesco. As of today, we are not yet satisfied that Genesco has not experienced a Material Adverse Effect.

….

Based on the foregoing, we ask that you cause Genesco and its representatives and advisors to provide all financial and other information that we request so that we may conclude whether a Material Adverse Effect has occurred. As part of that effort, we request that you cause Genesco to grant an expert retained by UBS unfettered access to Genesco’s books and records and other financial information. In addition to the above steps, we expect your commercially reasonable efforts and active assistance to help us obtain the information we request. A list of additional requested information will follow under separate cover.

As we have done to date, we will continue to work with you in an effort to prepare documents that may be needed for any potential closing. Please understand, however, that our efforts in doing so remain subject to a reservation of rights concerning any Material Adverse Effect. We also continue to reserve all other rights as referenced in our letter dated September 11, 2007.”

The Finish Line does not intend to make further comments at this time.

About The Finish Line

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line, Man Alive and Paiva brand names. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The Company currently operates 696 Finish Line stores in 47 states and online, 95 Man Alive stores in 19 states and 15 Paiva stores in 10 states and online. To learn more about these brands, visit http://www.finishline.com, http://www.manalive.com and http://www.paiva.com.

Forward-looking Statements

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. These forward-looking statements generally can be identified by use of statements that include words such as “expect,” “anticipate,” “believe,” “plan,” and other similar words. Forward-looking statements include, without limitation, statements regarding the merger agreement and the transactions contemplated thereby.

Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include matters relating to the merger agreement and the transactions contemplated thereby.

The company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACTS:

Investor Relations,

Kevin S. Wampler, Executive Vice President—CFO,

317-899-1022, ext 6914

Media Requests,

Elise Hasbrook, Corporate Communications Manager,

317-899-1022, ext 6827